                                                                      EXHIBIT 21

                                                JURISDICTION OF
NAME                                            INCORPORATION
----                                            ---------------
Analogic Limited                                Massachusetts
Analogic Foreign Sales Corporation              U.S. Virgin Islands
Analogic Securities Corporation                 Massachusetts
Anadventure II Corporation                      Massachusetts
Anadventure 3 Corporation                       Massachusetts
Anadventure Delaware Corporation                Delaware
Anatel Communications Corporation               Massachusetts
ANRAD Corporation                               Province of Nova Scotia, Canada
B-K Medical Systems A/S                         Denmark
Camtronics Foreign Sales Corporation            U. S. Virgin Islands
Camtronics Medical Systems, Ltd.                Wisconsin
International Security Systems Corporation      Massachusetts
SKY COMPUTERS, Incorporated                     Massachusetts
SKY Limited                                     England